English Translation of

Ownership Transfer Agreement for Zhuhai Tengda Business Hotel Co. Ltd

Transferor (hereafter referred to as Party A): Zhuhai Tengfei Investment Co. Ltd

Registered address:  Jida Jiuzhou East Ave #1206 Level 4 Room 4002, Zhuhai, Guangdong Province

Legal representative: Xu Li Ying

Transferee (hereafter referred to as Party B):  Realgold Venture Pte Limited

Registered address:  89 Queensway, Lippo Centre Tower 1 Room 1105, Admiralty, Hong Kong

Legal representative: Tam Lung Lai

　　Herein:

1. Party B, in accordance with "Hong Kong Company Ordinances" and other related laws and statutes, established and maintained good standing a limited corporation in Hong Kong as of December 9th, 2011. Registered capital is HKD 10 million;

2. Party A, in accordance with "Company Law of the People's Republic of China" and other related laws and statutes, established and maintained good standing a limited corporation in Zhuhai, Guangdong as of February 16th, 2012. Registered capital is RMB 5 million; the legal representative is: Liying Xu;

3. Party A owns 100% of the equity ownership in Zhuhai Tengda Business Co. Ltd; as of the signing date on this Agreement, all shareholders of Party A have, in accordance with related laws and statutes as well as the Company Articles, have fully paid up all financial contributions and legally owns the complete and undivided equity ownership control of the Company.

　　4. Party A intends to transfer their Company to Party B through transfer of equity ownership and all assets, and Party B agrees to the transfer.

In accordance with the related laws and statues of the "Contract Law of the People's Republic of China" and "Company Law of the People's Republic China", the two parties to this Agreement, based on the principle of equality and mutual benefit, through friendly consultation, have reached binding agreement on the complete transfer/acquisition of the company between Party A/Party B as follows:

　　Clause I  Prerequisite Conditions

　　1.1 This Agreement takes immediate effect once all the conditions below are satisfied.

　　① Party A provides Party B with a copy of the resolution by controlling entity on transferring the complete equity ownership and assets of the Company as required by the Company Articles;

② All required administrative reviews and approvals for equity ownership transfer from Party A to Party B have been received;

③ Party A financial books are true and clear; all Company debts and obligations are legally and effectively divested prior to transfer;

④ Auditors and accountants appointed by Party B reach consensus on the audit results of Party A's financial status, financial evaluation, and transfer statement & appendices.

1.2 If the above conditions have not been fulfilled within 5 days of the signing of this Agreement, this Agreement will no longer be legally binding; the party at fault for this Agreement not going into effect shall be liable for contracting penalty of RMB 100K. Neither Parties to this Agreement will have any other obligations, and may not seek further compensation from the other Party using this Agreement.

　　Clause II  Subject of Transfer

Party A agrees to transfer to Party B all company equity ownership and all other assets from its assorted shareholders in line with this Agreement; Party B agrees to accept all equity ownership and all assets held by Party A in line with this Agreement. Party B, after accepting the abovementioned equity ownership and assets, will legally own 100% of the equity ownership and corresponding shareholder rights of Zhuhai Tengda Business Hotel Co. Ltd.

　　Clause III  Price of equity ownership and Asset Transfer

Both Parties mutually agree to the complete transfer of all Company equity ownership and assets at a price of RMB 400,000 Yuan.

　　Clause IV  Transfer of equity ownership and Assets

　　Within 7 days of this Agreement going into effect, Party A must complete the following administrative and transfer actions:

　　4.1 Transfer of company management rights to Party B (including but not limited to the replacement of the Board of Directors, Board of Supervisors, CEO, and other positions with Party B's appointees);

　　4.2 Actively assist and cooperate with Party B in accordance with relevant laws and statutes and the Articles of the Zhuhai Tengda Business Hotel Co. Ltd, editing and signing the relevant documentation to this transfer of equity ownership and all assets, jointly executing the administrative reviews and approvals required by the transition of Zhuhai Tengda Business Hotel Co. Ltd to foreign ownership as well as the registry update procedures with the commercial administrative authorities.

　　4.3 Hand over the documents and materials specified in this Agreement to Party B and transfer relevant real assets to Party B;

4.4 Transfer all documents to Party B that shows legal effective ownership of Zhuhai Tengda Business Hotel Co. Ltd equity ownership and assets by Party A and ability to transfer the aforementioned equity ownership and assets to Party B.

　　Payment for equity ownership and Asset Transfer

　　Clause VI  Transferor Obligations

　　6.1 Party A must cooperate and assist Party B in the auditing and financial evaluation of Zhuhai Tengda Business Hotel Co. Ltd.

　　6.2 Party A must, without delay, sign all documents provided where signature by Party A is required and that which is necessary in the review and authorization process for the equity ownership and asset transfer.

6.3 Party A will follow this Agreement in assisting Party B for the approval and filing of this equity ownership and asset transfer, and for the commercial registry update procedures.

6.4 Party B must pay 20% of the contractual amount as deposit within 3 days of this Agreement becoming effective. Party B must pay the remainder amount within 7 days of the completion of required procedures for equity ownership transfer between Party A and Party B.

　　Clause VII  Transferee Obligations

　　7.1 Party B must pay Party A for the transfer of equity ownership and all assets in accordance with Clause IV of this Agreement without delay.

　　7.2 Party B will follow this Agreement in supervising Party A in the timely filing of this equity ownership and asset transfer, and with the commercial registry update procedures.

7.3 Party B must produce, without delay, relevant documents where its signatory is required and that which is necessary to the completion of this equity ownership and asset transfer.

　　Clause VIII  Representations and Warranties

　　8.1 Irrevocable representations and warranties by the Transferor

　　① Party A willingly transfers all owned equity ownership and all owned assets of Zhuhai Tengda Business Hotel Co. Ltd.

　　② In relation to this transaction, all statements, declarations, warranties, promises made by Party A to Party B, as well as all materials shown and transferred to Party B, are entirely truthful, legal, effective, and free from falsehood, forgery, concealment, or omission.

　　③ Party A has not established any form of warranty on the equity ownership and complete assets under ownership, no legal defects exist, and guarantees that Party B will not encounter any form of hindrance to exercising its rights or face the threat of any similar hindrances after transfer of equity ownership and all assets. If any legal defects to Party B's exercising of management rights becomes apparent after Party B accepts equity ownership transfer, including but not limited to failure to pay hotel property rent to Meihua Sub-district Office on time, illegal subletting without Sub-district Office approval, or other circumstances resulting in the Sub-district Office reclaiming the hotel, would all be considered breach of contract by Party A;

　　④ Party A guarantees that it has made full and truthful disclosure of the actual condition of the Company, as well as the background of the equity ownership and all assets, without concealing any content that would pose any negative impact or potential negative impact on Party B exercising equity ownership rights;

　　⑤ Party A holds the full legal rights for negotiating and executing this Agreement for the relevant equity ownership and assets, Party A signing and executing the rights and obligations in this Agreement does not violate any Company Article stipulations, and no legal barriers or restrictions exist;

　　⑥ Party A's representative for signing this Agreement has been authorized as signatory, having undergone all necessary formalities.

　　⑦ After becoming effective, this Agreement will be legal, effective, and binding for all shareholders of Party A.

　　8.2 Irrevocable representations and warranties by the Transferee

　　① Party B willingly accepts all equity ownership and all assets transferred by Party A.

　　② Party B guarantees that its intention to accept transfer of equity ownership and complete assets is genuine, and has sufficient resources and capability to execute this Agreement;

③ Party B's representative for signing this Agreement has been authorized as signatory, having undergone all necessary formalities.

　　Clause IX  Liability for Breach of Contract

　　9.1 If either Party fails to execute its obligations under this Agreement, the responsible Party must accept liability for breach of contract as outlined below.

　　① If either Party violates the Representations and Warranties in Clause VIII, resulting in damages for the other Party, the Party in default shall give compensation to the non-defaulting Party, with breach of contract damages set as 30% of the total contractual amount, or RMB 120000;

　　② If Party B fails to issue payment to Party A for transfer of equity ownership and assets without delay in accordance with this Agreement, an overdue fee equivalent to .0003 of the breach of contract damages will be assessed each day.

9.2 The stipulation above does not constrain the non-defaulting Party from seeking compensation for damages that could not be redressed by this Clause, in line with laws, statutes, and other Clauses of this Agreement.

　　Clause X  Governing Law and Dispute Resolution

　　10.1 The formalization, entry into force, interpretation, execution, and dispute resolution of this Agreement falls under appropriate legal statutes of the "Contract Law of the People's Republic of China" and "Company Law of the People's Republic China", if any part of this Agreement conflicts with laws or statutes, then the law or statute shall take precedence.

10.2 Any disputes related to this Agreement or arising from this Agreement shall first undergo friendly consultation between the Parties, and both Parties have the right to file suit with the People's Court for the location of Agreement signing on any issues that could not be resolved within 30 days through consultation.

　　Clause XI  Agreement Amendments, Modifications, and Supplements

Any amendments, modifications, or supplements to this Agreement shall be done in writing once both Parties reach consensus, and become effective upon formal signing by both Parties.

　　Clause XII  Special Clause

Except when adhering to relevant legal requirements, publication or announcement of the existence, contents, and execution of this Agreement requires prior written approval and agreement from Party B.

　　Clause XIII  Others

13.1 This Agreement exists in six copies, with each Party holding two copies, the fifth filed with the commercial administrative agency, and the sixth filed with the Bureau of Science and Technology Industry Trade and Information of Zhuhai; if additional formal copies are needed, they could be signed for by the Parties; a number of non-formal copies will be made for other reporting and filing purposes.

13.2 Issues not covered by this Agreement shall be resolved by the Parties through supplemental agreements.

Signatures:

Party A: Zhuhai Tengfei Investment Co. Ltd

Party B:  Realgold Venture Pte Limited

　　Legal representative (authorized representative):

Legal representative (authorized representative):

Signature Date:     Year  Month  Day

Signature Date:     Year  Month  Day